Exhibit No. 99

REGIS REPORTS THIRD QUARTER 2020 RESULTS MATERIALLY IMPACTED BY THE COVID-19 PANDEMIC AND SIGNIFICANT PROGRESS IN SALON RE-OPENINGS AND IN ITS TRANSITION TO A FRANCHISE MODEL

Third Quarter Operating Loss Of $64.3 Million Includes A One-Time, Non-Cash Goodwill Impairment Charge Of $44.5 Million Related To Company-Owned Salons, Non-Cash Goodwill Derecognition Charges Of $19.8 Million Associated With The Sale Of Company-Owned Salons To Franchisees In The Third Quarter, And $7.1 Million Of Other Non-Recurring Discrete Items

Excluding Discrete Items And The Income From Discontinued Operations, The Company Reported Third Quarter 2020 Adjusted Net Loss Of $4.5 Million

The Company Continues To Make Significant Progress In Its Transition To A Fully-Franchised Model With The Sale And Conversion Of An Additional 375 Company-Owned Salons To Its Asset-Light Franchise Portfolio During The Quarter; Year-To-Date, The Company Has Sold And Converted 1,363 Company-Owned Salons To Its Franchise Portfolio

As Of June 15, 2020, Approximately 68% Of The Company's Salon Portfolio Have Re-opened From Hibernation Caused By The COVID-19 Pandemic

At The End Of The Quarter, Approximately 74% Of The Company's Salon Portfolio Had Been Franchised

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2020	2019	2020	2019
Consolidated Revenue	$153,783	$258,343	$609,586	$820,849
System-wide Revenue (1)	$371,122	$444,284	$1,249,152	$1,360,543

System-wide Same-Store Sales Comps (2)	(5.4)%	(2.0)%	(2.7)%	(0.1)%
Franchise Same-Store Sales Comps (2)	(4.1)%	(1.3)%	(1.8)%	0.4%
Company-owned Same-Store Sales Comps	(7.9)%	(2.5)%	(3.9)%	(0.4)%

Operating Loss	$(64,342)	$(22,162)	$(81,714)	$(20,284)
Loss From Continuing Operations	$(75,338)	$(14,811)	$(98,997)	$(14,857)
Diluted Loss per Share From Continuing Operations	$(2.10)	$(0.37)	$(2.75)	$(0.35)
EBITDA (3)	$(65,219)	$(1,401)	$(72,047)	$25,322
as a percent of revenue	(42.4)%	(0.5)%	(11.8)%	3.1%

As Adjusted (3)
Net (Loss) Income, as Adjusted	$(4,481)	$15,404	$14,043	$34,760
Diluted (Loss) Income per Share, as Adjusted	$(0.12)	$0.37	$0.38	$0.79
EBITDA, as Adjusted (3)	$5,981	$37,158	$52,779	$82,907
as a percent of revenue	3.9%	14.4%	8.7%	10.1%
_______________________________________________________________________________
(1)Represents total sales within the system, excluding TBG franchise sales.
(2)System-wide and franchise same-store sales excludes TBG in both periods.
(3)  See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, June 18, 2020 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology enabled hair salons, today reported a third quarter 2020 net loss from continuing operations of $75.3 million, or $2.10 loss per diluted share as compared to net loss from continuing operations of $14.8 million, or $0.37 loss per diluted share in the third quarter of 2019. The Company’s third quarter reported results include the following discrete items; a one-time non-cash goodwill impairment charge of $44.5 million related to the Company-owned salon segment, non-cash goodwill derecognition charges of $19.8 million associated with the sale of 375 company-owned salons to franchisees in the third quarter, as well as $7.1 million of other discrete items. The non-cash goodwill impairment charge is driven by changes to the Company's forecast for the Company-owned segment related to the economic impact of COVID-19 substantially caused by the government mandated hibernations of the Company's salons. Absent the goodwill impairment charge in the third quarter, the company-owned goodwill would have been derecognized over the course of the vendition timeline. Excluding discrete items, the Company reported third quarter 2020 adjusted net loss of $4.5 million, or $0.12 loss per diluted share as compared to adjusted net income of $15.4 million, or $0.37 earnings per diluted share, for the same period last year. The year-over-year decrease in adjusted net income was driven primarily by the year-over-year decrease in the gain from the sale of salons to franchisees of $17.8 million due to lower proceeds per salon in the current year. The elimination of adjusted net income that had been generated in the prior year period from the 1,581 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months also contributed to the decline, but this was partially offset by significant reductions in general and administrative expense and marketing. Additionally, the Company estimates it lost approximately $8 million in margin due to reduced traffic and store closures associated with the COVID-19 pandemic.
Total revenue in the quarter of $153.8 million decreased $104.6 million, or 40.5%, year-over-year driven primarily by the conversion of a net 1,581 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months. These reductions were partially offset by revenue growth of $18.7 million in the Company's franchise segment. The Company noted that in connection with the new leasing guidance, it now records franchise rental income and the corresponding rental expense on separate line items. The net impact is a gross up to both revenue and expense with no impact to overall earnings. The impact during the third quarter was an increase in revenue and expense by $31.8 million, with no impact on operating income.
Third quarter adjusted EBITDA of $6.0 million decreased $31.2 million, versus the same period last year. Excluding the $9.6 and $27.4 million adjusted gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA loss of $3.6 million was $13.4 million unfavorable versus the same period last year. This was driven primarily by the elimination of adjusted EBITDA that had been generated in the prior year period from the 1,581 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months, partially offset by significant reductions in general and administrative expense and marketing spend.

Hugh Sawyer, Chairman, President and Chief Executive Officer, commented, "Despite the challenges caused by the pandemic and the government-mandated hibernation of our salon portfolio, we continued to make meaningful progress in all areas of our strategy." Mr. Sawyer concluded, “We remain committed to our transformation to a fully-franchised model on an expeditious timetable, the removal of non-essential G&A and the deployment of value-enhancing technology.”

Third Quarter Segment Results
Franchise Salons

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)
(Dollars in millions) (1)	2020	2019		2020	2019
Revenue
Product	$15.3	$10.6	$4.7	$43.3	$31.3	$12.0
Product sold to TBG mall locations	—	3.7	(3.7)	2.0	16.5	(14.5)
Total product	15.3	14.3	1.0	45.3	47.8	(2.5)
Royalties and fees	8.7	22.8	(14.1)	66.1	67.8	(1.7)
Franchise rental income	31.8	—	31.8	96.9	—	96.9
Total franchised salons revenue	$55.8	$37.1	$18.7	$208.2	$115.6	$92.6

Franchise Same-Store Sales Comps (2)	(4.1)%	(1.3)%		(1.8)%	0.4%

EBITDA, as Adjusted	$11.5	$9.8	$1.7	$36.4	$28.1	$8.3
as a percent of revenue	20.6%	26.3%		17.5%	24.3%
as a percent of adjusted revenue (3)	36.2%	30.2%		38.0%	26.1%

Total Franchise Salons	5,126	4,375	751
as a percent of total Franchise and Company-owned salons	73.9%	56.4%
Total Franchisees	955	900	55
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(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)TBG is excluded from same-store sales in all periods.
(3)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

Third quarter Franchise revenue was $55.8 million, a $18.7 million, or 50.5% increase compared to the prior year quarter, and included franchise rental income of $31.8 million due to the adoption of the new lease accounting requirements. Royalties and fees were $8.7 million, a $14.1 million, or 61.8% decrease versus the same period last year. Royalties and fees decreased $14.9 million due to the one-time refunding of previously collected cooperative advertising fees due to the COVID-19 pandemic and government-mandated hibernation of salons. Product sales to franchisees of $15.3 million increased $1.0 million versus the same period last year driven primarily by increased franchise salon counts.
Franchise adjusted EBITDA of $11.5 million grew $1.7 million, or 17.3% year-over-year primarily driven by the increase in salon counts.

Company-Owned Salons

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)
(Dollars in millions) (1)	2020	2019		2020	2019
Total Revenue	$97.9	$221.2	$(123.3)	$401.4	$705.3	$(303.9)
Company-owned Same-Store Sales Comps	(7.9)%	(2.5)%		(3.9)%	(0.4)%
Year-over-Year Ticket change	2.6%	3.6%		2.8%	4.4%
Year-over-Year Transaction change	(10.5)%	(6.1)%		(6.7)%	(4.8)%

EBITDA, as Adjusted	$(1.3)	$17.2	$(18.5)	$14.5	$66.1	$(51.6)
as a percent of revenue	(1.3)%	7.8%		3.6%	9.4%

Total Company-owned salons	1,815	3,376	(1,561)
as a percent of total Franchise and Company-owned salons	26.1%	43.6%
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(1)Variances calculated on amounts shown in millions may result in rounding differences.

Third quarter revenue for the Company-owned salon segment decreased $123.3 million, or 55.7%, versus the prior year to $97.9 million. The year-over-year decline in revenue was driven by the decrease of a net 1,581 salons sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the closure of a net 187 unprofitable salons over the past 12 months, the temporary closure of salons at the end of March due to the COVID-19 pandemic and a decline in company-owned same-store sales of 7.9%. The year-over-year decline in company-owned same store sales was driven by a 10.5% decrease in transactions, partially related to the COVID-19 pandemic, partially offset by a 2.6% increase in average ticket.
Third quarter adjusted EBITDA loss of $1.3 million decreased $18.5 million, or 107.4% versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 1,581 company-owned salons that were sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the impacts of the COVID-19 pandemic and the decline in service and product margins, partially offset by a decrease in general and administrative expense and marketing spend.

Other Key Events

•In January 2020, the Company announced reductions to general and administrative expenses that are expected to save approximately $19 million on an annualized basis.
•Closure of 90 non-performing company-owned salons in the quarter which were at or near the end of their lease term.

•In March 2020, the substantial majority of the Company's salons were closed due to government mandates as a result of the COVID-19 pandemic. Salons began to re-open as permitted by state and local guidance at the end of May. As of June 15, 2020, 3,934 of our franchise salons and 775 of our company-owned salons were open, representing approximately 68% of the Company's portfolio.
•In March 2020, the Company decided to waive cooperative advertising fees and refund $14.9 million of contributions previously made to the fund in order to provide needed temporary support to its franchise owners, which benefited the Company's marketing spend by $1.5 million in the quarter.
•In March 2020, the Company borrowed approximately $183 million under its unsecured revolving credit facility. The Company borrowed under the credit facility in order to increase its cash position and preserve financial flexibility in light of uncertainty resulting from the COVID-19 pandemic.
•In May 2020, the Company successfully amended its $295 million revolving credit facility that expires in March 2023. The amendment, among other things, removes all prior financial covenants, including the net leverage ratio and fixed charge coverage ratio, and adds a minimum liquidity covenant. In addition, the amendment provides the Company's lenders security in the Company's assets. The amendment gives the Company flexibility to manage the business through its strategic transformation, as well as the uncertainty generated by the COVID-19 pandemic.
•The Company continues to make meaningful progress on its previously disclosed effort to convert to a fully-franchised model. During the quarter, it sold and transferred 375 company-owned salons to its asset-light franchise portfolio. The Company expects that the economic uncertainty created by the COVID-19 pandemic may impact the number of salons to be sold, the pace of sales to franchisees and the proceeds from the sales. The Company is still committed to converting to a fully-franchise capital-light business.
•The impact of the transactions closed in the quarter is as follows:

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)
	2020	2019		2020	2019
	(Dollars in thousands)
Salons sold to franchisees	375	245	130	1,363	502	861
Cash proceeds received	$18,502	$30,569	$(12,067)	$87,916	$54,619	$33,297

Gain on sale of venditions, excluding goodwill derecognition	$9,628	$27,421	$(17,793)	$50,841	$43,922	$6,919
Non-cash goodwill derecognition	(19,836)	(15,932)	(3,904)	(72,601)	(33,528)	(39,073)
(Loss) gain from sale of salon assets to franchisees, net	$(10,208)	$11,489	$(21,697)	$(21,760)	$10,394	$(32,154)

Adoption of New Accounting Standard
On July 1, 2019, the Company adopted amended lease guidance. The guidance was adopted on a prospective basis and results in an increase in franchise revenue and franchise rent expense. There is no impact on operating income.
Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results on June 18, 2020, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 458-4121 and entering access code 5153028. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 5153028.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of March 31, 2020, the Company franchised, owned or held ownership interests in 7,026 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material reduction in revenue from our company-owned and franchised salons as a result of the uncertain duration and severity of the COVID-19 pandemic, as well as the health of our stylists, customers and employees; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; our franchisee's ability to attract, train and retain talented stylists; financial performance of our franchisees; acceleration of sale of salons to franchisees; if our capital investments in technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability to operate or sell the salons transferred back from TBG; the outcome of the review by the administrator in TBG's insolvency proceedings in the United Kingdom; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; changes in tax exposure; changes in healthcare; changes in interest rates and foreign currency exchange rates; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; compliance with debt covenants and access to existing revolving credit facility; changes in economic conditions; changes in consumer tastes and fashion trends; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	March 31, 2020	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$241,037	$70,141
Receivables, net	27,602	30,143
Inventories	59,029	77,322
Other current assets	23,211	33,216
Total current assets	350,879	210,822

Property and equipment, net	65,880	78,090
Goodwill	226,666	345,718
Other intangibles, net	7,568	8,761
Right of use asset	861,569	—
Other assets	38,227	34,170
Non-current assets held for sale	—	5,276
Total assets	$1,550,789	$682,837

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,120	$47,532
Accrued expenses	43,475	80,751
Short-term lease liability	149,482	—
Total current liabilities	232,077	128,283

Long-term debt, net	273,000	90,000
Long-term lease liability	727,245	—
Long-term financing liabilities	28,233	28,910
Other non-current liabilities	92,698	111,399
Total liabilities	1,353,253	358,592
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 35,566,206 and 36,869,249 common shares at March 31, 2020 and June 30, 2019, respectively	1,778	1,843
Additional paid-in capital	21,186	47,152
Accumulated other comprehensive income	6,998	9,342
Retained earnings	167,574	265,908
Total shareholders’ equity	197,536	324,245
Total liabilities and shareholders’ equity	$1,550,789	$682,837

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three and Nine Months Ended March 31, 2020 and 2019
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
Revenues:
Service	$78,387	$181,809	$322,133	$580,076
Product	34,877	53,766	124,516	173,006
Royalties and fees	8,698	22,768	66,062	67,767
Franchise rental income	31,821	—	96,875	—
Total revenue	153,783	258,343	609,586	820,849
Operating expenses:
Cost of service	54,824	111,632	212,664	348,060
Cost of product	21,672	31,167	75,257	99,698
Site operating expenses	3,660	34,339	62,932	106,723
General and administrative	31,871	41,694	105,187	135,257
Rent	19,243	32,332	64,002	102,952
Franchise rent expense	31,821	—	96,875	—
Depreciation and amortization	10,359	8,630	27,486	27,732
TBG mall location restructuring	146	20,711	2,368	20,711
Goodwill impairment	44,529	—	44,529	—
Total operating expenses	218,125	280,505	691,300	841,133

Operating loss	(64,342)	(22,162)	(81,714)	(20,284)

Other (expense) income:
Interest expense	(1,712)	(1,354)	(4,615)	(3,432)
(Loss) gain from sale of salon assets to franchisees, net	(10,208)	11,489	(21,760)	10,394
Interest income and other, net	(1,329)	464	3,188	1,453

Loss from continuing operations before income taxes	(77,591)	(11,563)	(104,901)	(11,869)

Income tax benefit (expense)	2,253	(3,248)	5,904	(2,988)

Loss from continuing operations	(75,338)	(14,811)	(98,997)	(14,857)

Income from discontinued operations, net of taxes	301	178	753	6,027

Net loss	$(75,037)	$(14,633)	$(98,244)	$(8,830)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(2.10)	$(0.37)	$(2.75)	$(0.35)
Income from discontinued operations	0.01	0.00	0.02	0.14
Net loss per share, basic and diluted (1)	$(2.10)	$(0.36)	$(2.73)	$(0.21)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	35,815	40,314	35,958	42,900
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(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For the Nine Months Ended March 31, 2020 and 2019
(Dollars in thousands)

	Nine Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(98,244)	$(8,830)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Non-cash adjustments related to discontinued operations	(967)	(163)
Depreciation and amortization	23,635	24,727
Deferred income taxes	(6,590)	(6,034)
Gain from sale of company headquarters, net	(2,513)	—
Loss (gain) from sale of salon assets to franchisees, net	21,760	(10,394)
Non-cash TBG mall location restructuring charge	—	20,711
Goodwill impairment	44,529	—
Salon asset impairments	3,851	3,005
Stock-based compensation	2,114	7,065
Amortization of debt discount and financing costs	206	206
Other non-cash items affecting earnings	(442)	(492)
Changes in operating assets and liabilities, excluding the effects of asset sales	(38,360)	(50,074)
Net cash used in operating activities	(51,021)	(20,273)

Cash flows from investing activities:
Capital expenditures	(32,331)	(23,160)
Proceeds from sale of assets to franchisees	87,916	54,619
Costs associated with sale of salon assets to franchisees	(1,887)	—
Proceeds from company-owned life insurance policies	—	24,617
Proceeds from sale of company headquarters	8,996	—
Net cash provided by investing activities	62,694	56,076

Cash flows from financing activities:
Borrowings on revolving credit facility	213,000	—
Repayments of revolving credit facility	(30,000)	—
Repurchase of common stock	(28,246)	(105,364)
Taxes paid for shares withheld	(1,968)	(2,447)
Net proceeds from distribution center sale and leaseback transaction	—	18,068
Distribution center lease payments	(677)	—
Net cash provided by (used in) financing activities	152,109	(89,743)

Effect of exchange rate changes on cash and cash equivalents	(379)	5

Increase (decrease) in cash, cash equivalents, and restricted cash	163,403	(53,935)

Cash, cash equivalents and restricted cash:
Beginning of period	92,379	148,774
End of period	$255,782	$94,839

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	March 31, 2020			March 31, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(8.2)%	(12.8)%	(9.5)%	1.3%	(1.3)%	0.6%
Supercuts	(3.1)	(12.1)	(3.7)	(1.7)	(9.2)	(2.2)
Signature Style	(4.6)	(6.4)	(4.8)	(3.3)	(7.9)	(3.9)
Total	(4.6)%	(11.1)%	(5.4)%	(1.6)%	(4.6)%	(2.0)%

	For the Nine Months Ended
	March 31, 2020			March 31, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(2.8)%	(9.6)%	(4.8)%	2.2%	(1.2)%	1.2%
Supercuts	(0.8)	(10.5)	(1.4)	0.2	(6.2)	(0.2)
Signature Style	(2.1)	(6.6)	(2.7)	(0.5)	(4.1)	(1.0)
Total	(1.7)%	(9.0)%	(2.7)%	0.4%	(3.0)%	(0.1)%
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(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2020 so by definition they are not included in system-wide same-store sales. TBG same-store sales are excluded from fiscal year 2019 same-store sales to be comparative to fiscal year 2020.

FRANCHISE SAME-STORE SALES (1):

	For the Three Months Ended
	March 31, 2020			March 31, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(9.6)%	(15.2)%	(10.9)%	(1.4)%	(15.4)%	(5.2)%
Supercuts	(2.9)	(11.2)	(3.3)	(0.1)	(8.9)	(0.6)
Signature Style	(3.3)	(4.9)	(3.5)	(1.6)	(6.6)	(2.2)
Total	(3.5)%	(10.0)%	(4.1)%	(0.5)%	(9.0)%	(1.3)%

	For the Nine Months Ended
	March 31, 2020			March 31, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(6.0)%	(16.2)%	(8.6)%	0.1%	(16.6)%	(4.7)%
Supercuts	(0.4)	(9.6)	(0.9)	1.3	(6.5)	0.8
Signature Style	(1.0)	(6.6)	(1.7)	1.0	(4.6)	0.1
Total	(0.9)%	(10.1)%	(1.8)%	1.2%	(6.8)%	0.4%
_______________________________________________________________________________
(1)Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2020 so by definition they are not included in system-wide same-store sales. TBG same-store sales are excluded from fiscal year 2019 same-store sales to be comparative to fiscal year 2020.

COMPANY-OWNED SAME-STORE SALES (2):

	For the Three Months Ended
	March 31, 2020			March 31, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(7.7)%	(12.2)%	(9.0)%	1.6%	—%	1.1%
Supercuts	(5.7)	(17.9)	(6.7)	(5.2)	(9.6)	(5.6)
Signature Style	(6.2)	(8.7)	(6.5)	(4.3)	(8.7)	(4.7)
Total	(6.9)%	(11.9)%	(7.9)%	(2.4)%	(3.0)%	(2.5)%

	For the Nine Months Ended
	March 31, 2020			March 31, 2019
	Service	Retail	Total	Service	Retail	Total
SmartStyle	(2.0)%	(8.3)%	(3.8)%	2.4%	(0.3)%	1.6%
Supercuts	(4.0)	(14.5)	(4.9)	(1.7)	(5.9)	(2.1)
Signature Style	(3.2)	(6.6)	(3.5)	(1.3)	(3.8)	(1.5)
Total	(2.8)%	(8.3)%	(3.9)%	(0.1)%	(1.7)%	(0.4)%
_______________________________________________________________________________
(1)Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	March 31, 2020	June 30, 2019
FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,219	615
Supercuts	2,522	2,340
Signature Style	1,215	766
Total North American salons	4,956	3,721
Total International Salons (1)	170	230
Total Franchise Salons	5,126	3,951
as a percent of total Franchise and Company-owned salons	73.9%	56.0%
Total Franchisees	955	907

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	873	1,550
Supercuts	217	403
Signature Style	535	1,155
Mall-based salons (2)	190	—
Total Company-owned salons	1,815	3,108
as a percent of total Franchise and Company-owned salons	26.1%	44.0%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	85	86

Grand Total, System-wide	7,026	7,145
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
(2)The mall-based salons were acquired from TBG on December 31, 2019. They are included in continuing operations under the Company-owned operating segment beginning January 1, 2020.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP operating (loss) income, net (loss) income, net (loss) income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

Non-GAAP reconciling items for the three and nine months ended March 31, 2020 and 2019:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•Professional fees.
•Severance expense.
•Legal fees.
•TBG restructuring.
•Goodwill derecognition and impairment.
•TBG discontinued operations.
•Employee litigation reserve.
•Corporate office transition.
•CARES Act.
•Tax asset valuation allowance.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating (loss) income and U.S. GAAP net (loss) income to equivalent non-GAAP measures
		Three Months Ended March 31,		Nine Months Ended March 31,
	U.S. GAAP financial line item	2020	2019	2020	2019
U.S. GAAP revenue		$153,783	$258,343	$609,586	$820,849

U.S. GAAP operating loss		$(64,342)	$(22,162)	$(81,714)	$(20,284)

Non-GAAP operating expense adjustments (1)
Professional fees	General and administrative	(138)	1,579	223	5,629
Severance	General and administrative	5,136	515	8,053	3,305
Legal fees	General and administrative	—	—	—	439
Corporate office transition	Rent	515	—	919	—
Employee litigation reserve	Site operating expenses	—	—	(600)	—
TBG restructuring	TBG restructuring	146	20,711	2,368	20,711
Goodwill impairment	Goodwill impairment	44,529	—	44,529	—
Total non-GAAP operating expense adjustments		50,188	22,805	55,492	30,084

Non-GAAP operating (loss) income (1)		$(14,154)	$643	$(26,222)	$9,800

U.S. GAAP net loss		$(75,037)	$(14,633)	$(98,244)	$(8,830)

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	—	—	—
Non-GAAP operating expense adjustments		50,188	22,805	55,492	30,084
Corporate office transition	Interest income and other, net	1,477	—	(2,513)	—
Goodwill derecognition	Interest income and other, net	19,836	15,932	72,601	33,528
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(644)	(8,522)	(12,540)	(13,995)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	(301)	(178)	(753)	(6,027)
Total non-GAAP net income adjustments		70,556	30,037	112,287	43,590
Non-GAAP net (loss) income		$(4,481)	$15,404	$14,043	$34,760
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended March 31, 2020 and 2019, were 9.2% and 0.2%, and were 4.3% and 1.2% for the nine months ended March 31, 2020 and 2019, respectively, and are calculated as non-GAAP operating (loss) income divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and nine months ended March 31, 2020 and 2019, for all non-GAAP operating expense adjustments. Included in the tax impact is a March 2020 adjustment of $14.7 million relating to the CARES Act, and an adjustment of $0.4 million relating to a Canadian deferred tax asset valuation allowance.

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REGIS CORPORATION
Reconciliation of selected U.S. GAAP to non-GAAP financial measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net (loss) income per diluted share
	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2019	2020	2019
U.S. GAAP net loss per diluted share	$(2.095)	$(0.363)	$(2.732)	$(0.206)
Professional fees (1)	(0.003)	0.030	0.005	0.100
Severance (1)	0.110	0.010	0.169	0.059
Legal fees	—	—	—	0.008
Corporate office transition	0.043	—	(0.034)	—
Employee litigation reserve	—	—	(0.013)	—
TBG restructuring	0.003	0.390	0.050	0.368
Goodwill derecognition (1)	0.424	0.300	1.526	0.596
TBG discontinued operations, net of tax	(0.008)	(0.003)	(0.020)	(0.138)
Goodwill impairment	0.951	—	0.936	—
CARES Act	0.402	—	0.395	—
Tax asset valuation	0.012	—	0.012	—
Impact of change in weighted average shares (3)	0.038	0.010	0.084	0.005
Non-GAAP net (loss) income per diluted share (2)	$(0.123)	$0.373	$0.378	$0.792

U.S. GAAP Weighted average shares - basic	35,815	40,314	35,958	42,900
U.S. GAAP Weighted average shares - diluted	35,815	40,314	35,958	42,900
Non-GAAP Weighted average shares - diluted (3)	36,479	41,337	37,103	43,907
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 22% for the three and nine months ended March 31, 2020 and 2019, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
(3)Non-GAAP net income per share reflects the weighted average shares associated with non-GAAP net income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three and nine months ended March 31, 2020 included additional shares for common stock equivalents of 0.7 and 1.1 million, respectively. The impact of the adjustments described above result in the effect of the common stock equivalents to be dilutive to the non-GAAP net income per share.

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REGIS CORPORATION
Reconciliation of reported U.S. GAAP net income (loss) to adjusted EBITDA, a non-GAAP financial measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net (loss) income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and nine months ended March 31, 2020, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net (loss) income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended March 31, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$11,082	$(55,604)	$(30,515)	$(75,037)
Interest expense, as reported	—	—	1,712	1,712
Income taxes, as reported	—	—	(2,253)	(2,253)
Depreciation and amortization, as reported	292	9,799	268	10,359
EBITDA (as defined above)	$11,374	$(45,805)	$(30,788)	$(65,219)

Professional fees	—	—	(138)	(138)
Severance	—	—	5,136	5,136
TBG restructuring	146	—	—	146
Corporate office transition	—	—	1,992	1,992
Goodwill impairment, as reported	—	44,529	—	44,529
Goodwill derecognition	—	—	19,836	19,836
TBG discontinued operations, net of tax	—	—	(301)	(301)
Adjusted EBITDA, non-GAAP financial measure	$11,520	$(1,276)	$(4,263)	$5,981

	Three Months Ended March 31, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net (loss) income, as reported (U.S. GAAP)	$(11,180)	$10,730	$(14,183)	$(14,633)
Interest expense, as reported	—	—	1,354	1,354
Income taxes, as reported	—	—	3,248	3,248
Depreciation and amortization, as reported	240	6,519	1,871	8,630
EBITDA (as defined above)	$(10,940)	$17,249	$(7,710)	$(1,401)

Professional fees	—	—	1,579	1,579
Severance	—	—	515	515
TBG restructuring	20,711	—	—	20,711
Goodwill derecognition	—	—	15,932	15,932
TBG discontinued operations, net of income tax	—	—	(178)	(178)
Adjusted EBITDA, non-GAAP financial measure	$9,771	$17,249	$10,138	$37,158
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended March 31, 2020 and 2019, were (42.4)% and (0.5)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended March 31, 2020 and 2019 were 3.9% and 14.4%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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	For the Nine Months Ended March 31, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$33,417	$(51,308)	$(80,353)	$(98,244)
Interest expense, as reported	—	—	4,615	4,615
Income taxes, as reported	—	—	(5,904)	(5,904)
Depreciation and amortization, as reported	662	21,844	4,980	27,486
EBITDA (as defined above)	$34,079	$(29,464)	$(76,662)	$(72,047)

Professional fees	—	—	223	223
Severance	—	—	8,053	8,053
Employee litigation reserve	—	(600)	—	(600)
TBG restructuring	2,368	—	—	2,368
Corporate office transition	—	—	(1,595)	(1,595)
Goodwill impairment, as reported	—	44,529	—	44,529
Goodwill derecognition	—	—	72,601	72,601
TBG discontinued operations	—	—	(753)	(753)
Adjusted EBITDA, non-GAAP financial measure	$36,447	$14,465	$1,867	$52,779

	For the Nine Months Ended March 31, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)
Consolidated reported net income (loss), as reported (U.S. GAAP)	$6,780	$44,844	$(60,454)	$(8,830)
Interest expense, as reported	—	—	3,432	3,432
Income taxes, as reported	—	—	2,988	2,988
Depreciation and amortization, as reported	613	21,304	5,815	27,732
EBITDA (as defined above)	$7,393	$66,148	$(48,219)	$25,322

Professional fees	—	—	5,629	5,629
Severance	—	—	3,305	3,305
Legal fees	—	—	439	439
TBG restructuring	20,711	—	—	20,711
Goodwill derecognition	—	—	33,528	33,528
TBG discontinued operations	—	—	(6,027)	(6,027)
Adjusted EBITDA, non-GAAP financial measure	$28,104	$66,148	$(11,345)	$82,907
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the nine months ended March 31, 2020 and 2019 were (11.8)% and 3.1%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the nine months ended March 31, 2020 and 2019, were 8.7% and 10.1%, respectively, and are calculated as adjusted EBITDA divided by adjusted U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation of reported Franchise EBITDA as a percent of U.S. GAAP revenue to EBITDA as a percent of adjusted revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
As Adjusted EBITDA	$11,520	$9,771
U.S. GAAP revenue	55,837	37,107
As Adjusted EBITDA as a % of U.S. GAAP revenue	20.6%	26.3%
Non-margin revenue adjustments:
Franchise rental income	(31,821)	—
Ad Fund revenue	7,789	(8,429)
TBG product sales	—	3,700
Adjusted revenue	$31,805	$32,378
As Adjusted EBITDA as a percent of adjusted revenue (1)	36.2%	30.2%

	Nine Months Ended March 31,
	2020	2019
As Adjusted EBITDA	$36,447	$28,104
U.S. GAAP revenue	208,224	115,553
As Adjusted EBITDA as a % of U.S. GAAP revenue	17.5%	24.3%
Non-margin revenue adjustments:
Franchise rental income	(96,875)	—
Ad Fund revenue	(13,341)	(24,272)
TBG product sales	(2,010)	16,500
Adjusted revenue	$95,998	$107,781
As Adjusted EBITDA as a percent of adjusted revenue (1)	38.0%	26.1%
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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